UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2018

Vivos Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

719 Jadwin Avenue Richland, WA 99352
(Address of principal executive offices)

(509) 736-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01 Entry into a Material Definitive Agreement

See Item 5.02.

Item 3.02 Unregistered Sales of Equity Securities

See Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Korenko Employment Agreement

On October 24, 2018, Vivos Inc. (the “Company”) entered into a new employment agreement with Michael K. Korenko (“Korenko Employment Agreement”), the Company’s Chief Executive Officer, pursuant to which Mr. Korenko shall be entitled to receive (i) past due accrued compensation in the aggregate amount of $206,306, less tax withholding of $65,320, which was paid through the issuance by the Company to Mr. Korenko of 28,197,136 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase 14,098,568 shares of Common Stock, which were issued in connection with a private placement transaction consummated by the Company on October 10, 2018; (ii) an annual base salary of $180,000, $120,000 of which shall be paid annually in equal monthly installments, and the remaining $60,000 of which shall be deferred and accrued until such time as the Company’s cash balance exceeds $2.0 million; (iii) a bonus consisting of restricted stock units pursuant to the Company’s 2015 Omnibus Securities and Incentive Plan (the “2015 Plan”) in an amount equal to 4.5% of the Company’s issued and outstanding shares of Common Stock as of the issuance date, which shall occur in January 2019; (iv) a bonus consisting of options to purchase 64,961,214 shares of Common Stock, which stock options shall have a seven-year term and shall be exercisable at a price of $0.014 per share; and (v) a cash bonus of $200,000 for past services rendered over the last twelve months, the payment of which shall be deferred until such time as the Company’s cash balance exceeds $2.0 million.

The Korenko Employment Agreement shall terminate on December 31, 2019, unless terminated early or further extended by the parties. The Company may terminate the Korenko Employment Agreement at any time, with or without Cause, as such term is defined in the Korenko Employment Agreement. If the Company terminates the Korenko Employment Agreement without Cause, as such term is defined in the Korenko Employment Agreement, Mr. Korenko will be entitled to (i) all salary owed through the date of termination, and (ii) severance in the form of continued payment of his base salary for six months following the termination date.

Jolliff Employment Agreement

On October 24, 2018, the Company entered into a new employment agreement with Leonard Bruce Jolliff (“Jolliff Employment Agreement”), the Company’s Chief Financial Officer, pursuant to which Mr. Jolliff shall be entitled to receive (i) past due accrued compensation in the aggregate amount of $90,459, less tax withholding of $38,132, which was paid through the issuance by the Company to Mr. Jolliff of 10,465,426 share of Common Stock and warrants to purchase 5,232,713 shares of Common Stock; (ii) an annual base salary of $150,000, $120,000 of which shall be paid annually in equal monthly installments, and the remaining $30,000 of which shall be deferred and accrued until such time as the Company’s cash balance exceeds $2.0 million; (iii) a bonus consisting of restricted stock units pursuant to the 2015 Plan in an amount equal to 1.5% of the Company’s issued and outstanding shares of Common Stock as of the issuance date, which shall occur in January 2019; (iv) a bonus consisting of options to purchase 24,360,455 shares of Common Stock, which stock options shall have a seven-year term and shall be exercisable at a price of $0.014 per share; and (v) a cash bonus of $50,000 for past services rendered over the last twelve months, the payment of which shall be deferred until such time as the Company’s cash balance exceeds $2.0 million.

The Jolliff Employment Agreement shall terminate on December 31, 2019, unless terminated early or further extended by the parties. The Company may terminate the Jolliff Employment Agreement at any time, with or without Cause, as such term is defined in the Jolliff Employment Agreement. If the Company terminates the Jolliff Employment Agreement without Cause, as such term is defined in the Jolliff Employment Agreement, Mr. Jolliff will be entitled to (i) all salary owed through the date of termination, (ii) severance in the form of continued payment of his base salary for six months following the termination date; and (iii) a pro-rated share of his incentive bonus payments, if any.

The shares of Common Stock and the warrants (the “Warrants”) issued to Messrs. Korenko and Jolliff as payment for past due accrued compensation were issued in connection with a private placement transaction that the Company previously disclosed in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2018 (the “8-K”). The Warrants, in substantially the form attached as Exhibit 4.1 to the 8-K, have a two-year term and are exercisable for shares of Common Stock at a price of $0.01 per share. Such shares of Common Stock and Warrants were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended, and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

The foregoing descriptions of the Korenko Employment Agreement and the Jolliff Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the same, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vivos Inc.

Date: October 30, 2018	By:	/s/ L. Bruce Jolliff
L. Bruce Jolliff Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Vivos, Inc. and Michael Korenko, dated October 24, 2018
10.2	Employment Agreement by and between Vivos, Inc. and Leonard Bruce Jolliff, dated October 24, 2018